Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 22, 2017, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in composition of reportable segments and change in measure of segment profitability discussed in Note E, as to which the date is November 8, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

1.    Form S-3, Registration No. 333-203064
2.    Form S-8, Registration No. 333-60494
3.    Form S-8, Registration No. 333-82524
4.    Form S-8, Registration No. 333-113966
5.    Form S-8, Registration No. 333-115845
6    Form S-8, Registration No. 333-124735
7.    Form S-8, Registration No. 333-150758
8.    Form S-8, Registration No. 333-157535
9.    Form S-8, Registration No. 333-157536
10.    Form S-8, Registration No. 333-166960
11.    Form S-8, Registration No. 333-181432
12.    Form S-8, Registration No. 333-194364
13.     Form S-8, Registration No. 333-202727
14.    Form S-8, Registration No. 333-203992
15.     Form S-8, Registration No. 333-203995
16.    Form S-8, Registration No. 333-210077

/s/ PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri

November 8, 2017